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                                                                    EXHIBIT 10.1

                    SOUTHERN COMMUNITY FINANCIAL CORPORATION
                        1997 INCENTIVE STOCK OPTION PLAN

         Southern Community Financial Corporation, a North Carolina corporation (the "Corporation"), does herein set forth the terms of its 1997 Incentive Stock Option Plan (the "Plan") which was adopted by the Corporation's Board of Directors (the "Board") and the Corporation's shareholders.

         1. PURPOSE OF THE PLAN. The purpose of this Plan is to provide for the grant of Incentive Stock Options (an "Option" or "Options") qualifying for the tax treatment afforded by Section 422 of the Internal Revenue Code of 1986, as amended, to eligible officers and employees of the Corporation ("Eligible Employees") who wish to invest in the Corporation's common stock, no par value (the "Common Stock"). The Corporation believes that participation in the ownership of the Corporation by Eligible Employees will be to the mutual benefit of the Corporation and Eligible Employees. The existence of this Plan will make it possible for the Corporation and any of its subsidiaries to attract capable individuals to employment in key employee positions.

         2. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall consist of at least three (3) members of the Board, all of whom shall qualify as disinterested persons as provided in Section 16(b), and the rules and regulations promulgated thereunder, of the Securities Exchange Act of 1934, as amended. The members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board, which may remove members from, add members to, or fill vacancies in the Committee.

                  (b) The Committee shall decide to whom Options shall be granted under this Plan, the number of shares as to which Options shall be granted, the Option Price (as hereinafter defined) for such shares and such additional terms and conditions for such Options as the Committee deems appropriate. Also, the Committee shall determine when Limited Stock Appreciation rights (as hereinafter described) shall be available in place of outstanding Options. The Committee shall interpret the Plan and prescribe, amend and rescind any rules and regulations regarding the Plan. All interpretations and constructions of the Plan by the Committee shall be final and conclusive.

                  (c) A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved unanimously in writing by the Committee, shall be considered as valid actions by the Committee.

                  (d) The Committee may designate any officers or employees of the Corporation to assist in the administration of this Plan. The Committee may authorize such individuals to execute documents on its behalf and may delegate to them such other ministerial and limited discretionary duties as the Committee may deem fit.

         3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN. The number of shares of Common Stock that shall be available initially for Options under this Plan is eight hundred thirty three thousand five hundred seventy four (833,574), subject to adjustment as provided in Paragraph 14 hereof. Common Stock subject to Options which expire or terminate prior to exercise of the Options shall lapse and such shares shall again be available for future grants of Options under this Plan.

         4. ELIGIBILITY. Options under this Plan may be granted to any Eligible Employee as determined by the Committee. An individual may hold more than one Option under this or other plans adopted by the Corporation.


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         5.       GRANT OF OPTIONS. (a) The Committee may authorize the grant of
Options to certain current officers and employees of the Corporation. Such Options shall be granted based upon the past service and the continued participation of those individuals in the management of the Corporation.

                  (b) Upon the forfeiture of an Option for whatever reason prior to the expiration of the Option Period (as defined in Paragraph 9 hereof) the shares of Common Stock covered by a forfeited Option shall be available for the granting of additional Options to Eligible Employees during the remaining term of this Plan upon such terms and conditions as may be determined by the Committee. The number of additional Options to be granted to specific Eligible Employees during the term of this Plan shall be determined by the Committee as provided in Subparagraph 2(b) hereof.

         6. OPTION PRICE. (a) The price per share of each Option granted under this Plan (the "Option Price") shall be determined by the Committee as of the effective date of grant of such Option. In no event shall the Option Price be less than 100% of the fair market value of the Common Stock on the date of grant. If an Optionee (as hereinafter defined) at the time that an Option is granted owns stock possessing more than ten (10%) of the total combined voting power of all classes of stock of the Corporation, then the Option Price per share of each Option granted under this Plan shall be no less than 110% of the fair market value of the Common Stock on the date of grant and such Option shall not be exercisable more than five (5) years from the date of grant. An Option shall be considered as granted on the date that the Committee acts to grant such Option or such later date as the Committee shall specify in an Option Agreement (as hereafter defined).

                  (b) The fair market value of a share of Common Stock shall be determined as follows:

                  (i) If on the date as of which such determination is being made, the Common Stock is admitted to trading on a securities exchange or exchanges for which actual sale prices are regularly reported, or actual sale prices are otherwise regularly published, the fair market value of a share of Common Stock shall be deemed to be equal to the mean of the closing sale price as reported on each of the five (5) trading days immediately preceding the date as of which such determination is made; provided, however, that, if a closing sale price is not reported for each of the five (5) trading days immediately preceding the date as of which such determination is made, then the fair market value shall be equal to the mean of the closing sale prices on those trading days for which such price is available.

                  (ii) If on the date as of which such determination is made, quotations for the Common Stock are regularly listed on the National Association of Securities Dealers Nasdaq system or another comparable system, the fair market value of a share of Common Stock shall be deemed to be equal to the mean of the average of the closing bid and asked prices for such Common Stock quoted on such system on each of the five (5) trading days preceding the date as of which such determination is made. If a closing bid and asked price is not available for each of the five (5) trading days, then the fair market value shall be equal to the mean of the average of the closing bid and asked prices on those trading days during the five-day period for which such prices are available.

                  (iii) If no such quotations are available, the fair market value of a share of Common Stock shall be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in the Common Stock, as selected by the Committee, for the trading date first preceding the date as of which such determination is made.

                  If the Committee determines that the price as determined above does not represent the fair market value of a share of Common Stock, the Committee may then consider such other factors as it deems appropriate and then fix the fair market value for the purposes of this Plan.

         7. PAYMENT OF OPTION PRICE. Payment for shares subject to an Option may be made either in cash or, with the approval of the Committee, in other stock of the Corporation owned by the person to whom such Option was granted or such other person as may be entitled to exercise such Option (the "Optionee"). Any shares of the Corporation's stock that are delivered in payment of the aggregate Option


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Price shall be valued at their fair market value, as determined by the
Committee, on the date of the exercise of such Option.

         8. TERMS AND CONDITIONS OF GRANT OF OPTIONS. Each Option granted pursuant to this Plan shall be evidenced by a written Incentive Stock Option Agreement (the "Option Agreement") with each Eligible Employee to whom an Option is granted. The Option Agreement shall be in such form as the Committee shall adopt and may contain such terms and conditions as the Committee may determine.

         9. OPTION PERIOD. Each Option Agreement shall set forth a period during which such Option may be exercised (the "Option Period"); provided, however, that the Option Period shall not exceed ten (10) years after the date of grant of such Option as specified in the Option Agreement.

         10. LIMITATIONS ON GRANT OF INCENTIVE STOCK OPTIONS. Notwithstanding any other provision of this Plan, no person shall be granted an Option under this Plan which would cause such person's "annual vesting amount" to exceed $100,000. With respect to any calendar year, a person's "annual vesting amount" is the aggregate fair market value of stock subject to incentive stock options which are first exercisable during such calendar year. The aggregate fair market value of stock with respect to which incentive stock options are first exercisable during any calendar year shall be determined by taking into account all incentive stock options granted to such person under all incentive stock options plans of the Corporation or of any of its parent or subsidiary corporations.

         11. EXERCISE OF INCENTIVE STOCK OPTIONS. (a) An Option shall be exercised by written notice to the Committee signed by an Optionee or by such other person as may be entitled to exercise such Option. The written notice shall state the number of shares with respect to which an Option is being exercised and shall either be accompanied by the payment of the aggregate Option Price for such shares or shall fix a date (not more than ten (10) business days from the date of such notice) by which the payment of the aggregate Option Price will be made. An Optionee shall not exercise an Option to purchase less than 100 shares, unless the Committee otherwise approves, or unless the partial exercise is for the remaining share available under such Option.

                  (b) A certificate or certificates for the shares of Common Stock purchased by the exercise of an Option shall be issued in the regular course of business subsequent to the exercise of such Option and the payment therefore. During the Option Period, no person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares of Common Stock issuable upon exercise of such Option, until certificates representing such shares shall have been issued and delivered and the individual's name entered as a shareholder of record on the books of the Corporation for such shares.

         12.      EFFECT OF TERMINATION OF EMPLOYMENT, RETIREMENT, DISABILITY OR
DEATH.

                  (a) In the event of the termination of employment of an Optionee either by reason of (i) being Discharged for Cause or (ii) voluntary separation on the part of such Optionee for a reason other than retirement or disability, any Option or Options granted to the Optionee under this Plan, to the extent not previously exercised or surrendered by the Optionee or expired, shall immediately terminate. "Discharged for Cause" shall include termination at the sole discretion of the Board because of such Optionee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), a final cease and desist order, or material breach of any provision of any employment agreement that such Optionee may have with the Corporation.

                  (b) In the event of the termination of employment of an Optionee as a result of such Optionee's retirement, such Optionee shall have the right to exercise any Option or Options granted to the Optionee under this Plan, to the extent that they have not previously been exercised or surrendered by the


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Optionee or expired, for a period of three (3) months after the date of retirement, but in no event may any Option be exercised later than the end of the Option Period provided in such Option Agreement in accordance with Paragraph 9 hereof. Notwithstanding any other provision contained herein, or in any Option Agreement, upon retirement, any Option then held by an Optionee shall be exercisable immediately in full. For purposes of this Plan, the term "retirement" shall mean (i) termination of an Optionee's employment under conditions which would constitute retirement under any tax qualified retirement plan maintained by the Corporation or (ii) attaining age 65.

                  (c) In the event of the termination of employment of an Optionee by reason of such Optionee's disability, such Optionee shall have the right to exercise any Options held by the Optionee, to the extent that they previously have not been exercised or surrendered by the Optionee or expired, notwithstanding any limitations placed on the exercise of such Options by this Plan or an Option Agreement, immediately in full and at any time within twelve
(12) months after the last date on which such Optionee provides services as an officer or an employee of the Corporation before being disabled, but in no event may any Option be exercised later than the end of the Option Period provided in the Option Agreement in accordance with Paragraph 9 hereof. For purposes of this Plan, the term "disability" shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

                  (d) In the event that an Optionee should die while employed by the Corporation, or within three (3) months after retirement, any Option or Options granted to the Optionee under this Plan and not previously exercised or surrendered by the Optionee or expired shall vest and shall be exercisable, according to their respective terms, by the personal representative of such Optionee or by any person or persons who acquired such Options by bequest or inheritance from such Optionee, notwithstanding any limitations placed on the exercise of such Options by this Plan or any Option Agreement, immediately in full and at any time within twelve (12) months after the date of death of such Optionee, but in no event may any Option be exercised later than the end of the Option Period provided in such Option Agreement in accordance with Paragraph 9 hereof. Any references herein to an Optionee shall be deemed to include any person entitled to exercise an Option under the terms of this Plan after the death of such Optionee.

         13. EFFECT OF PLAN ON EMPLOYMENT STATUS. The fact that the Committee has granted an Option to an Optionee under this Plan shall not confer on such Optionee any right to employment with the Corporation, or to a position as an officer or an employee of the Corporation, nor shall it limit the right of the Corporation to remove such Optionee from any position held by the Optionee or to terminate the Optionee's employment at any time.

         14. ADJUSTMENT UPON CHANGES IN CAPITALIZATION; DISSOLUTION, LIQUIDATION OR MERGER.

                  (a) In the event of a change in the number of shares of the Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, prior to the termination of an Optionee's rights under this Plan, equitable proportionate adjustments shall be made by the Committee in (i) the number and kind of shares which remain available under this Plan and (ii) the number, kind, and the Option Price of shares subject to unexercised Options under this Plan. The adjustments to be made shall be determined by the Committee and shall be consistent with such change or changes in the Corporation's total number of outstanding shares; provided, however, that no adjustment shall change the aggregate Option Price for the exercise of Options granted under this Plan.

                  (b) The grant of Options under this Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation's capital structure or its business, or any merger of the Corporation, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business.


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                  (c) Upon the effective date of the dissolution or liquidation of the Corporation, or of a reorganization or merger of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or the transfer of all or substantially all of the assets or shares of the Corporation to another person or entity, or a tender offer approved by the Board (any such transaction being hereinafter referred to as an "Acceleration Event"), this Plan and any Options granted hereunder shall terminate unless provision is made in writing in connection with such Acceleration Event for the continuance of this Plan and for the assumption of Options granted hereunder, or the substitution for such Options of new options for the shares of the successor corporation, or a parent or a subsidiary thereof, with such appropriate adjustments, as may be determined or approved by the Committee or the successor to the Corporation, to the number, kind and Option Price of shares subject to such substituted options in which event this Plan and Options granted hereunder, or the new options substituted therefore, shall continue in the manner and under the terms so provided, but any vesting periods or other restrictions on exercise that would otherwise apply shall no longer be applicable. Upon the occurrence of any Acceleration Event in which provision is not made for the continuance of this Plan and for the assumption of Options granted hereunder, or the substitution for such Options of new options for the shares of a successor corporation or a parent or a subsidiary thereof, each Optionee to whom an Option has been granted under this Plan (or such person's personal representative, the executor or administrator of such person's estate, or any person who acquired the right to exercise such Option from such person by bequest of inheritance) shall be entitled, prior the effective date of any Acceleration Event, (i) to exercise, in whole or in part, the Optionee's rights under any Option granted to the Optionee without any regard to any restrictions on exercise that would otherwise apply, or (ii) to surrender any such Option to the Corporation in exchange for receipt of cash equivalent to the amount by which the fair market value of the shares of Common Stock such person would have received had such person exercised the Option in full immediately prior to consummation of such Acceleration Event exceeds the applicable aggregate Option Price. To the extent that a person, pursuant to this Subparagraph 14(c), has a right to exercise or surrender any Option on account of a Acceleration Event which such person otherwise would not have had at that time, such right shall be contingent upon the consummation of the Acceleration Event.

         15. LIMITED STOCK APPRECIATION RIGHTS. (a) In connection with the grant of any Option under this Plan, the Committee may, in its discretion, by written notice provide an Optionee with the right (herein sometimes referred to as "Limited Stock Appreciation Rights"), following a "change in control" of the Corporation and without regard to any restrictions on exercise that would otherwise apply, to surrender any unexercised portion of such Option as such Optionee then may have for a cash payment equal to the amount by which the fair market value (as determined by the Committee) of the number of shares of Common Stock then subject to such Option exceeds the aggregate Option Price therefor.

                  (b) When used herein, the phrase "change in control" refers to
(i) the acquisition by any person, group of persons or entity of the beneficial ownership or power to vote more than twenty (20%) percent of the Corporation's outstanding stock or (ii) during any period of two (2) consecutive years, a change in the majority of the Board unless the election of each new Director was approved by at least two-thirds of the Directors then still in office who were Directors at the beginning of such two (2) year period.

                  (c) Limited Stock Appreciation Rights shall be exercised by written notice to the Corporation as provided in Paragraph 11 hereof at any time prior to the earlier of (i) the date which is thirty (30) days after the date of notice of a change in control or (ii) the last day of the


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Option Period provided in the Option Agreement, but in no event shall the expiration date be more than ten (10) years after the date of grant of an Option as specified in the Option Agreement.

                  (d) Limited Stock Appreciation Rights may be exercised only when the aggregate market value of Common Stock subject to an Option exceeds the aggregate Option Price.

         16. NON-TRANSFERABILITY. Any Option granted under this Plan shall not be assignable or transferable except, in the case of the death of an Optionee, by will or by the laws of descent and distribution. In the event of the death of an Optionee, the personal representative, the executor or the administrator of such Optionee's estate, or the person or persons who acquired by bequest or inheritance the rights to exercise such Option, may exercise or surrender any Option or portion thereof to the extent not previously exercised or surrendered by an Optionee or expired, in accordance with the terms of the Option Agreement, prior to the expiration of the exercise period as specified in Subparagraph 12(d) hereof.

         17. TAX WITHHOLDING. The employer of a person granted an Option under this Plan shall have the right to deduct or otherwise effect a withholding or payment of any amount required by federal or state laws to be withheld or paid with respect to the grant, exercise or surrender for cash of any Option or the sale of stock acquired upon the exercise of an Option in order for the employer to obtain a tax deduction otherwise available as a consequence of such grant, exercise, surrender for cash, or sale, as the case may be.

         18. LISTING AND REGISTRATION OF OPTION SHARES. Any Option granted under the Plan shall be subject to the requirement that if at any time the Committee shall determine, in its sole discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, or qualification consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         19. EXCULPATION AND INDEMNIFICATION. In connection with this Plan, no member of the Committee shall be personally liable for any act or omission to act in such person's capacity as a member of the Committee, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person's own bad faith, gross negligence, willful misconduct, or criminal acts. To the extent permitted by applicable law and regulation, the Corporation shall indemnify and hold harmless the members of the Committee, and each other officer of employee of the Corporation to whom any duty or power relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with approval of the Board) and any costs or expense (including reasonable counsel fees) incurred by such person arising out of, or as a result of, such person's duties, responsibilities, and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons.

         20. AMENDMENT AND MODIFICATION OF THE PLAN. The Board may at any time and from time to time amend or modify this Plan in any respect; provided, however, that no amendment or modification shall be made that increases the total number of shares covered by this Plan or effects any change in the categories of persons who may receive Options under this Plan or materially increases the benefits accruing to Optionees under this Plan unless such change is approved by the holders of a majority of the shares of Common Stock. Any amendment or modification of this Plan shall not materially reduce the


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benefits under any Option theretofore granted to an Optionee under this Plan without the consent of such Optionee or the permitted transferee thereof.

         21. TERMINATION AND EXPIRATION OF THE PLAN. This Plan may be abandoned, suspended, or terminated at any time by the Board; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any Options then outstanding under this Plan. No Option shall be granted pursuant to this Plan after ten (10) years from May 15, 1997, the effective date of this Plan.

         22. CAPTIONS AND HEADINGS; GENDER AND NUMBER. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.

         23. EXPENSES OF ADMINISTRATION OF PLAN. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation.

         24. GOVERNING LAW. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

         25. INSPECTION OF PLAN. A copy of this Plan, and any amendments thereto or modification thereof, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.